UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2010

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 16, 2010, Enbridge Energy Partners, L.P. (the “Partnership”) acquired 100% ownership of the entities that comprise the Elk City Gathering and Processing Natural Gas System, or ECOP, from Atlas Pipelines Mid-Continent LLC. The transaction for the ECOP assets, including estimated working capital adjustments, was for $686.1 million in cash. The ECOP natural gas assets extend from southwestern Oklahoma to Hemphill County in the Texas Panhandle. The ECOP natural gas system consists of approximately 1,800 miles of natural gas gathering and transportation pipelines, one hydrogen sulfide treating plant and three cryogenic processing plants with a total capacity of 370 million cubic feet per day and a combined current natural gas liquid production of 20,000 barrels per day. The acquisition of the ECOP assets will complement the Partnership’s existing Anadarko natural gas system by providing it with immediate additional processing capacity and expansion capability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

(Registrant)

By: Enbridge Energy Management, L.L.C.

as delegate of Enbridge Energy Company, Inc.,

its General Partner

Date: September 16, 2010	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President – Finance (Principal Financial Officer)

3